CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees

Wells Fargo Funds Trust

We consent to the use of our report dated November 22, 2017, with respect to the financial statements of Wells Fargo Diversified Income Builder Fund, one of the funds comprising the Wells Fargo Funds Trust, as of September 30, 2017, incorporated herein by reference and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts

July 31, 2018